                                                                 EXHIBIT 99(c)

                                      [PHFG Letterhead]


                                    ____________ __, 199_



To:    Participants in the Thrift Incentive Plan and
       Profit Sharing Employee Stock Ownership Plan of Peoples Heritage Financial Group, Inc.


       As described in the enclosed materials, your proxy as a shareholder of Peoples Heritage Financial Group, Inc. ("PHFG") is being solicited in connection with an upcoming Special Meeting of Shareholders of PHFG, at which shareholders of PHFG will consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of October 25, 1995 (the "Agreement"), by and among PHFG, First Coastal Banks, Inc., a wholly-owned subsidiary of PHFG, and Bank of New Hampshire Corporation ("BNHC"), pursuant to which, among other things, First Coastal will be merged with and into BNHC (the "Merger"). If the Merger is approved and consummated, each share of common stock of BNHC outstanding immediately prior to the Merger (other than any dissenting shares under New Hampshire law and certain shares held by PHFG) will be converted into the right to receive two shares of common stock of PHFG, subject to possible adjustment under certain circumstances. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of PHFG Common Stock allocated to your accounts under PHFG's Thrift Incentive Plan and Profit Sharing Employee Stock Ownership Plan (together the "Plans") will be voted.

       Enclosed with this letter is a Prospectus/Joint Proxy Statement, which describes the matter to be voted upon, a voting instruction ballot for each of the Plans, which will permit you to vote the shares allocated to your accounts under the Plans, and a stamped, pre-addressed return envelope. After you have reviewed the Prospectus/Joint Proxy Statement, I urge you to vote your shares in the Plans by marking, dating, signing and returning the enclosed voting instruction ballots to the internal audit department of Peoples Heritage Bank. Your voting instructions will remain completely confidential. Only PHFG's internal auditor, who will tabulate the voting instructions, will have access to your ballots. PHFG's internal auditor will certify the totals for the Thrift Incentive Plan to Peoples Heritage Bank, which acts as Trustee for such Plan, for the purpose of having those shares voted, and Gorham Savings Bank, as the trustee for the Profit Sharing Employee Stock Ownership Plan, will vote as directed the shares held in such Plan. No other person associated with PHFG or Peoples Heritage Bank will see the individual voting instructions.

       If your voting instructions are not received, the shares allocated to your accounts will be voted in the same proportion as the shares under the respective Plans have voted.


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       Your Board of Directors has determined the Merger to be fair to and in the best interests of PHFG and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT.

       On behalf of the Board, I thank you for your attention to this important matter.

                                      Sincerely,




                                      William J. Ryan
                                      Chairman, President and
                                        Chief Executive Officer

                                                                 EXHIBIT 99(c)
                                                                    (cont.)


                           PEOPLES HERITAGE FINANCIAL GROUP, INC.
                               SPECIAL MEETING OF SHAREHOLDERS
                                  ______________ ___, 1996


       The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. ("PHFG") pursuant to PHFG's Thrift Incentive Plan (the "Plan"), hereby instructs Peoples Heritage Bank, as Trustee for the Plan, to vote as designated on the reverse of this card all of the shares of Common Stock of PHFG which the undersigned holds pursuant to the Plan at the Special Meeting of Shareholders to be held at the __________________, Portland, Maine, on ________ __, 1996 at 10:00 a.m., Local Time, or any adjournment thereof.

       SHARES OF COMMON STOCK OF PHFG WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES HELD BY YOU PURSUANT TO THE PLAN WILL BE VOTED FOR THE PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 25, 1995, BY AND AMONG PHFG, FIRST COASTAL BANKS, INC. AND BANK OF NEW HAMPSHIRE CORPORATION. IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE PLAN WILL BE VOTED IN THE SAME PROPORTION AS THE SHARES UNDER THE PLAN HAVE VOTED.

              IMPORTANT:  PLEASE DATE AND SIGN THIS BALLOT ON REVERSE SIDE.

                 PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                                                 I plan to
                                                                 attend the
                                                                 meeting

                                                                    / /

Proposal to adopt an Agreement and Plan of Merger, dated as of October 25, 1995, by and among PHFG, First Coastal Banks, Inc. ("First Coastal") and Bank of New Hampshire Corporation ("BNHC"), which provides, among other things, for (i) the merger of First Coastal with and into BNHC (the "Merger") and (ii) the conversion of each share of Common Stock of BNHC outstanding immediately prior to the Merger (other than any dissenting shares under New Hampshire law and certain shares held by PHFG) into the right to receive two shares of Common Stock of PHFG, subject to possible adjustment under certain circumstances.

               FOR         AGAINST        ABSTAIN

               / /           / /            / /


       THE BOARD OF DIRECTORS OF PHFG RECOMMENDS A VOTE FOR
APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.  SUCH VOTES ARE
HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                          Dated:_________________________, 1996

                          Signature ____________________________

                          Signature ____________________________
                                          (print name)

                          IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                                                                  EXHIBIT 99(c)
                                                                     (cont.)


                           PEOPLES HERITAGE FINANCIAL GROUP, INC.
                               SPECIAL MEETING OF SHAREHOLDERS
                                  ______________ ___, 1996


       The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. ("PHFG") pursuant to PHFG's Profit Sharing Employee Stock Ownership Plan (the "ESOP"), hereby instructs Gorham Savings Bank, as Trustee for the ESOP, to vote as designated on the reverse of this card all of the shares of Common Stock of PHFG which the undersigned holds pursuant to the ESOP at the Special Meeting of Shareholders to be held at the __________________, Portland, Maine, on ________ __, 1996 at
10:00 a.m., Local Time, or any adjournment thereof.

       SHARES OF COMMON STOCK OF PHFG WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES HELD BY YOU PURSUANT TO THE ESOP WILL BE VOTED FOR THE PROPOSAL TO ADOPT AN AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 25, 1995, BY AND AMONG PHFG, FIRST COASTAL BANKS, INC. AND BANK OF NEW HAMPSHIRE CORPORATION. IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE ESOP WILL BE VOTED IN THE SAME PROPORTION AS THE SHARES UNDER THE ESOP HAVE VOTED.

         IMPORTANT:  PLEASE DATE AND SIGN THIS BALLOT ON REVERSE SIDE.

                 PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                                                 I plan to
                                                                 attend the
                                                                 meeting

                                                                   /  /

Proposal to adopt an Agreement and Plan of Merger, dated as of October 25, 1995, by and among PHFG, First Coastal Banks, Inc. ("First Coastal") and Bank of New Hampshire Corporation ("BNHC"), which provides, among other things, for (i) the merger of First Coastal with and into BNHC (the "Merger") and (ii) the conversion of each share of Common Stock of BNHC outstanding immediately prior to the Merger (other than any dissenting shares under New Hampshire law and certain shares held by PHFG) into the right to receive two shares of Common Stock of PHFG, subject to possible adjustment under certain circumstances.


               FOR         AGAINST        ABSTAIN

               / /           / /            / /


       THE BOARD OF DIRECTORS OF PHFG RECOMMENDS A VOTE FOR
APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.  SUCH VOTES ARE
HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                          Dated:_________________________, 1996

                          Signature ____________________________

                          Signature ____________________________
                                          (print name)


                          IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.